Exhibit (a)(73)

THE RBB FUND, INC.

ARTICLES SUPPLEMENTARY

THE RBB FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, and under a power contained in the charter of the Corporation, the Board of Directors of the Corporation adopted resolutions classifying an aggregate of 100,000,000 authorized but unclassified and unissued shares of common stock, par value $.001 per share (the “Common Stock”), of the Corporation as follows:

1.              Class YYYYY. 100,000,000 shares of shares of authorized but unclassified and unissued shares of Common Stock (the “Undesignated Common Stock”) are hereby classified and designated as Class YYYYY shares of Common Stock representing interests in the Campbell Core Carry Fund — Institutional Shares.

SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as set forth in Article VI, Section (6) of the Corporation’s Articles of Incorporation and as set forth elsewhere in the Charter of the Corporation with respect to stock of the Corporation generally, and as follows:

1.  To the full extent permitted by applicable law, the Corporation may, without the vote of the shares of any class of capital stock of the Corporation then outstanding and if so determined by the Board of Directors:

(A)(1) sell and convey the assets belonging to Class YYYYY Common Stock (the “Class”) to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940, as amended) and is organized under the laws of any state of the United States for consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such Class and which may include securities issued by such trust or corporation.  Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such Class that are not assumed by the purchaser of the assets belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors.  Notwithstanding any other provision of the Charter of the Corporation to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to such Class, including but not limited to the distribution of the securities or other consideration received by the Corporation for the assets belonging to such Class upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Corporation;

(2) sell and convert the assets belonging to a Class into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Corporation; or

(3) combine the assets belonging to a Class with the assets belonging to any one or more other classes of capital stock of the Corporation if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the stockholders of any class of capital stock of the Corporation participating in such combination.  In connection with any such combination of assets, the shares of the Class then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class or classes of capital stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Corporation.  Notwithstanding any other provision of these Articles Supplementary or the charter of the Corporation to the contrary, any redemption price, or part thereof, paid pursuant to this section may be paid in shares of any other existing or future class or classes of capital stock of the Corporation; and

(B) without limiting the foregoing, at its option, redeem shares of the Classes for any other reason if the Board of Directors has determined that it is in the best interest of the Corporation to do so.  Any such redemption shall be at the net asset value of such shares of such Class being redeemed less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors and shall be made and effective upon such terms and in accordance with procedures approved by the Board of Directors at such time.

2.  The shares of Class YYYYY Common Stock will be issued without stock certificates.

THIRD:  The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

The aggregate number of authorized shares of stock of the Corporation is not changed by the Articles Supplementary.

FOURTH:    Immediately after the classification of shares of Undesignated Common Stock as shares of Class YYYYY Common Stock:

(a)                                       the Corporation has the authority to issue 100,000,000,000 shares of its Common Stock, par value $.001 per share, and the aggregate par value of all the shares of all classes is $100,000,000; and

(b)                                       the number of authorized shares of each class of Common Stock is as follows:

Class A	-	100,000,000
Class B	-	100,000,000
Class C	-	100,000,000
Class D	-	100,000,000
Class E	-	500,000,000
Class F	-	500,000,000
Class G	-	500,000,000
Class H	-	500,000,000
Class I	-	1,500,000,000
Class J	-	500,000,000
Class K	-	500,000,000
Class L	-	1,500,000,000
Class M	-	500,000,000
Class N	-	500,000,000
Class O	-	500,000,000
Class P	-	100,000,000
Class Q	-	100,000,000
Class R	-	500,000,000
Class S	-	500,000,000
Class T	-	500,000,000
Class U	-	500,000,000
Class V	-	500,000,000
Class W	-	100,000,000
Class X	-	50,000,000
Class Y	-	50,000,000
Class Z	-	50,000,000

Class AA	-	50,000,000
Class BB	-	50,000,000
Class CC	-	50,000,000
Class DD	-	100,000,000
Class EE	-	100,000,000
Class FF	-	50,000,000
Class GG	-	50,000,000
Class HH	-	50,000,000

Class II	-	100,000,000
Class JJ	-	100,000,000
Class KK	-	100,000,000
Class LL	-	100,000,000
Class MM	-	100,000,000
Class NN	-	100,000,000
Class OO	-	100,000,000
Class PP	-	100,000,000
Class QQ	-	100,000,000
Class RR	-	100,000,000
Class SS	-	100,000,000
Class TT	-	100,000,000
Class UU	-	100,000,000
Class VV	-	100,000,000
Class WW	-	100,000,000
Class YY	-	100,000,000
Class ZZ	-	100,000,000

Class AAA	-	100,000,000
Class BBB	-	100,000,000
Class CCC	-	100,000,000
Class DDD	-	100,000,000
Class EEE	-	100,000,000
Class FFF	-	100,000,000
Class GGG	-	100,000,000
Class HHH	-	100,000,000
Class III	-	100,000,000
Class JJJ	-	100,000,000
Class KKK	-	100,000,000
Class LLL	-	100,000,000
Class MMM	-	100,000,000
Class NNN	-	100,000,000
Class OOO	-	100,000,000
Class PPP	-	100,000,000
Class QQQ	-	2,500,000,000
Class RRR	-	2,500,000,000
Class SSS	-	100,000,000
Class TTT	-	50,000,000
Class UUU	-	50,000,000
Class VVV	-	50,000,000
Class WWW	-	50,000,000
Class XXX	-	100,000,000
Class YYY	-	100,000,000
Class ZZZ	-	100,000,000

Class AAAA	-	50,000,000,000
Class BBBB	-	200,000,000
Class CCCC	-	200,000,000

Class DDDD	-	200,000,000
Class EEEE	-	100,000,000
Class FFFF	-	100,000,000
Class GGGG	-	100,000,000
Class HHHH	-	100,000,000
Class IIII	-	100,000,000
Class JJJJ	-	100,000,000
Class KKKK	-	100,000,000
Class LLLL	-	100,000,000
Class MMMM	-	100,000,000
Class NNNN	-	100,000,000
Class OOOO	-	100,000,000
Class PPPP	-	100,000,000
Class QQQQ	-	100,000,000
Class RRRR	-	100,000,000
Class SSSS	-	100,000,000
Class TTTT	-	100,000,000
Class UUUU	-	100,000,000
Class VVVV	-	100,000,000
Class WWWW	-	100,000,000
Class XXXX	-	100,000,000
Class YYYY	-	100,000,000
Class ZZZZ	-	100,000,000

Class AAAAA	-	100,000,000
Class BBBBB	-	500,000,000
Class CCCCC	-	100,000,000
Class DDDDD	-	100,000,000
Class EEEEE	-	100,000,000
Class FFFFF	-	100,000,000
Class GGGGG	-	100,000,000
Class HHHHH	-	100,000,000
Class IIIII	-	100,000,000
Class JJJJJ	-	100,000,000
Class KKKKK	-	100,000,000
Class LLLLL	-	100,000,000
Class MMMMM	-	100,000,000
Class NNNNN	-	100,000,000
Class OOOOO	-	100,000,000
Class PPPPP	-	100,000,000
Class QQQQQ	-	100,000,000
Class RRRRR	-	100,000,000
Class SSSSS	-	100,000,000
Class TTTTT	-	100,000,000
Class UUUUU	-	100,000,000
Class VVVVV	-	100,000,000
Class WWWWW	-	100,000,000
Class XXXXX	-	100,000,000

Class YYYYY	-	100,000,000

Class Select	-	700,000,000
Class Beta 2	-	1,000,000
Class Beta 3	-	1,000,000
Class Beta 4	-	1,000,000
Class Principal Money	-	700,000,000
Class Gamma 2	-	1,000,000
Class Gamma 3	-	1,000,000
Class Gamma 4	-	1,000,000

Class Bear Stearns
Money	-	2,500,000,000
Class Bear Stearns
Municipal Money	-	1,500,000,000
Class Bear Stearns
Government Money	-	1,000,000,000

Class Delta 4	-	1,000,000
Class Epsilon 1	-	1,000,000
Class Epsilon 2	-	1,000,000
Class Epsilon 3	-	1,000,000
Class Epsilon 4	-	1,000,000
Class Zeta 1	-	1,000,000
Class Zeta 2	-	1,000,000
Class Zeta 3	-	1,000,000
Class Zeta 4	-	1,000,000
Class Eta 1	-	1,000,000
Class Eta 2	-	1,000,000
Class Eta 3	-	1,000,000
Class Eta 4	-	1,000,000
Class Theta 1	-	1,000,000
Class Theta 2	-	1,000,000
Class Theta 3	-	1,000,000
Class Theta 4	-	1,000,000

for a total of 82,673,000,000 shares classified into separate classes of Common Stock.

FIFTH:  The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 9th day of October, 2015.

ATTEST:	THE RBB FUND, INC.

/s/ Christina Morse	By:	/s/ Salvatore Faia
Christina Morse		Salvatore Faia
Secretary		President